UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2011

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2011, the Company filed with the Delaware Secretary of State a Certificate Eliminating the Certificate of Designations for the Company’s Non-Cumulative Perpetual Preferred Stock, Series A, which, effective upon filing, eliminated from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designations for the Non-Cumulative Perpetual Preferred Stock, Series A, filed with the Delaware Secretary of State on May 19, 2008.

On November 29, 2011, the Company also filed with the Delaware Secretary of State a Certificate Eliminating the Certificate of Designations for the Company’s Non-Cumulative Perpetual Preferred Stock, Series B, which, effective upon filing, eliminated from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designations for the Non-Cumulative Perpetual Preferred Stock, Series B, filed with the Delaware Secretary of State on September 10, 2008.

The Certificate Eliminating the Certificate of Designations for the Company’s Non-Cumulative Perpetual Preferred Stock, Series A, and the Certificate Eliminating the Certificate of Designations for the Company’s Non-Cumulative Perpetual Preferred Stock, Series B, are filed herewith as Exhibits 3(a) and 3(b), respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3(a)	Certificate Eliminating the Certificate of Designations for the Company’s Non-Cumulative Perpetual Preferred Stock, Series A, filed herewith

3(b)	Certificate Eliminating the Certificate of Designations for the Company’s Non-Cumulative Perpetual Preferred Stock, Series B, filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 30, 2011		WELLS FARGO & COMPANY

	By:	/s/ Barbara S. Brett
Barbara S. Brett
Senior Vice President and Assistant Treasurer